UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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COMVERSE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

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COMVERSE TECHNOLOGY, INC.

170 Crossways Park Drive

Woodbury, New York 11797

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 16, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) of COMVERSE TECHNOLOGY, INC. (the “Company”) will be held at the Hilton Huntington, 598 Broadhollow Road (Route 110), Melville, New York 11747, on Tuesday, December 16, 2003, commencing at 10:00 A.M. (local time) for the following purposes:

1. To elect seven directors who will serve as the Board of Directors of the Company until the next annual meeting of shareholders and the election of their qualified successors.

2. To consider and vote upon a proposal to amend the Company’s 2002 Employee Stock Purchase Plan to increase from 1,500,000 to 2,500,000 the total number of shares of the Company’s common stock, par value $.10 per share (“Common Stock”) available for purchase by participating employees.

3. To consider and vote upon a proposal to adopt and approve the Company’s 2004 Management Incentive Plan.

4. To consider and act upon a proposal to ratify the engagement of Deloitte & Touche LLP as independent auditors of the Company for the year ending January 31, 2004.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on October 28, 2003 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report to Shareholders for the year ended January 31, 2003 accompanies this Notice of Meeting.

By Order of the Board of Directors,

William F. Sorin,

Secretary

October 31, 2003

ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

COMVERSE TECHNOLOGY, INC.

170 Crossways Park Drive

Woodbury, New York 11797

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 16, 2003

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Comverse Technology, Inc., a New York corporation (the “Company”), for use at the Annual Meeting of the Shareholders of the Company to be held on Tuesday, December 16, 2003 or any adjournment thereof (the “Annual Meeting”).

A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given in a proxy with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, such proxy will be voted in favor of such matter. As to any other matters properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment. Any shareholder who desires to revoke a proxy may do so at any time prior to the vote of the associated shares by tendering a written notice of revocation addressed to the Secretary of the Company, by attending the Annual Meeting in person and requesting the return of the proxy or by delivering to the Secretary of the Company another form of proxy bearing a later date of execution.

The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Company may, without additional compensation, solicit proxies by personal interviews, electronic mail, telephone and telefacsimile. The Company will, upon request, reimburse brokers and others who are only record holders of the Company’s common stock, par value $.10 per share (the “Common Stock”), for their reasonable expenses in forwarding proxy material to beneficial owners of such stock and obtaining voting instructions from such owners.

D.F. King & Co., Inc. has been engaged by the Company to assist in the solicitation of proxies and for such services will receive a fee of $7,500, reimbursement of certain out-of-pocket expenses and may be indemnified by the Company against certain losses that may arise from its engagement.

This Proxy Statement and the accompanying form of proxy are first being mailed on or about October 31, 2003 to shareholders of record on the Record Date.

The Board of Directors has fixed the close of business on October 28, 2003 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued, outstanding and entitled to vote an aggregate of 192,387,844 shares of Common Stock. Attendance at the Annual Meeting, in person or represented by proxy, by the holders of a majority of all shares of Common Stock issued, outstanding and entitled to vote constitutes a quorum. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the meeting. The Company believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business.

With respect to Proposal No. 1—Election of Directors, directors are elected by plurality of the votes of the shares of Common Stock represented and voted at the meeting. This means that the seven nominees receiving the greatest number of votes are elected. Consequently, only the number of votes “for” and “against” affect the outcome, and abstentions and broker non-votes will have no effect on the outcome of the election of directors. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

The affirmative vote of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal Nos. 2 (Amendment of the 2002 Employee Stock Purchase Plan), 3 (Adoption of the Company’s 2004 Management Incentive Plan) and 4 (Ratification of Engagement of Independent Auditors). Abstentions and broker non-votes effectively count as votes against Proposals No. 2, 3, and 4 since they are deemed to be present at the meeting but cannot be voted in favor of the Proposals.

Corporate Governance Of The Company

The Board of Directors of Comverse Technology, Inc. (the “Board”) believes that shareholder confidence in the Company, its management and financial reporting is critical to the success of the Company. Our website, www.cmvt.com, provides general information regarding the corporate governance policies of the Company. These policies provide a framework for the proper operation of the Company. The Board recognizes that there is an ongoing discussion about governance matters, and as such the Board will continue to review these policies and other aspects of the Company’s governance policies.

The Board believes that good governance practice enhances confidence in our management team, financial information and employees. It creates a solid foundation for achieving our business goals and enables the Company to operate at the highest ethical standards. The Board has not only adopted actions that seek to ensure full compliance with the listing standards of the NASDAQ Stock Market, currently applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and related rules of the Securities and Exchange Commission (“SEC”), it also has adopted other corporate governance actions that go beyond those statutorily required by applicable law and regulations. For example, during fiscal 2003, the Board established a Corporate Governance and Nominating Committee comprised solely of independent directors whose mandate includes reviewing corporate governance issues on an ongoing basis.

The Board also has nominated Mr. Raz Alon for election as director. The Board of Directors has determined that Mr. Alon’s election will create a majority of independent directors on the Board. The Company also has established a Disclosure Committee, which among other responsibilities, is charged with ensuring that the appropriate processes are in place and followed for the Company’s quarterly and annual filings.

The Board has four standing committees: (1) an Audit Committee, (2) a Compensation Committee, (3) a Corporate Governance and Nominating Committee, and (4) an Executive Committee. The Board of Directors has determined that the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee are comprised entirely of independent directors. The Board of Directors has also determined that the Executive Committee is comprised of a majority of independent directors.

The Audit Committee assists the Board in fulfilling certain of its responsibilities, including (i) overseeing the Company’s financial reporting process, (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the independent auditors’ qualifications and independence, (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its independent auditors and its systems of internal accounting and financial controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing the Company’s code of business conduct and ethics as established by the Board, and (vii) preparing the Committee report required to be included in the Company’s annual proxy statement. Two of our audit committee members are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of Sarbanes-Oxley.

The Compensation Committee (i) determines salaries and incentive compensation for the Company’s executive officers; (ii) administers the issuance of awards under the Company’s stock option plans and such other compensation plans as may be assigned by the Board from time to time; (iii) administers the Company’s employee stock purchase plans; and (iv) performs such other duties as may from time to time be assigned by the Board with respect to compensation.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting or recommending that the Board select, the nominees for all directorships, whether such directorships are filled by the Board or the shareholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles, (iii) reviewing the overall corporate governance of the Company and recommending improvements when necessary and (iv) performing such other duties as may from time to time be assigned by the Board with respect to corporate governance. The Committee has nominated Raz Alon for election as director, whose election will create a majority of independent directors on the Board.

The Executive Committee is empowered to exercise the full authority of the Board in circumstances when convening the full Board is not practicable.

The Board of Directors has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Chief Executive Officer, Chief Financial Officer, and other senior officers are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with all corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including the establishment of sound employment policies, methods for avoiding and resolving conflicts of interest, safeguarding intellectual property, protecting confidential information, and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to satisfy its obligations, imposed under Sarbanes-Oxley, to disclose promptly amendments to, or waivers from, the Code of Business Conduct and Ethics, if any, on the Company’s website.

The Company also adopted a Code of Business Conduct and Ethics for all employees, which can be found on the Company’s website. This Code contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Security Ownership of Management and Principal Shareholders

The following table identifies and sets forth certain information concerning the beneficial ownership of Common Stock by the Named Executive Officers of the Company, by each incumbent and nominee director of the Company, including those who are standing for reelection at the Annual Meeting, by all directors and executive officers as a group and by each person (including any group) known by the Company to beneficially own more than five percent of the issued and outstanding Common Stock. Except as otherwise noted, information is given as of October 15, 2003.

Name and Address	Relationship with the Company	Number of Shares Beneficially Owned(1)		Percent of Total Outstanding Shares(2)
FMR Corporation 82 Devonshire Street Boston, MA 02109	Shareholder	28,153,723	(3)	14.64%

Citigroup Inc. 399 Park Avenue New York, NY 10043	Shareholder	19,793,367	(4)	10.29%

Kobi Alexander(a)	Chairman of the Board, Chief Executive Officer And Director	4,105,498	(5)	2.1%

Zeev Bregman	Chief Executive Officer— Comverse	351,810		*

Dan Bodner	President and Chief Executive Officer—Verint	80,401	(6)	*

David Kreinberg	Executive Vice President and Chief Financial Officer	158,913	(7)	*

Itsik Danziger	Director	354,875		*

John H. Friedman(b)(c)(d)	Director	135,000		*

Francis E. Girard	Director	337,949	(8)	*

Ron Hiram(a)(b)(c)(d)	Director	81,000	(9)	*

Sam Oolie(a)(b)(c)(d)	Director	119,000	(10)	*

William F. Sorin	Secretary and Director	136,727	(11)	*

Raz Alon	Nominee Director	0		*

All directors and executive officers as a group (10 persons)		5,861,173		3.0%

* Less than 1%.

(a)	Member of Executive Committee of the Board.
(b)	Member of Audit Committee of the Board.
(c)	Member of Compensation Committee of the Board.
(d)	Member of Corporate Governance and Nominating Committee of the Board.

(1)	Includes outstanding shares and shares issuable upon the exercise of stock options that are exercisable at or within 60 days after October 15, 2003. Does not include shares issuable upon the exercise of stock options that are not exercisable until more than 60 days after October 15, 2003. The shares subject to stock options held by the individuals identified above as of October 15, 2003 consist of the following:

	Number of Shares of Common Stock Subject to Options
	Exercisable at or Within 60 days after October 15, 2003	Not Exercisable at or Within 60 days after October 15, 2003
Kobi Alexander	4,080,238	382,499
Zeev Bregman	351,374	180,626
Dan Bodner	44,627	12,750
David Kreinberg	141,185	74,376
Itsik Danziger	354,875	127,500
John H. Friedman	135,000	0
Francis E. Girard	258,994	0
Ron Hiram	81,000	0
Sam Oolie	119,000	0
William F. Sorin	136,727	19,976
Raz Alon	0	0
All directors and executive officers as a group (10 persons)	5,703,020	797,727

(2)	Based on 192,290,866 shares of Common Stock issued and outstanding on October 15, 2003 excluding, except as otherwise noted, shares of Common Stock issuable upon the exercise of outstanding stock options.

(3)	Reflects ownership as of December 31, 2002 as reported on a Schedule 13G filed with the SEC on February 13, 2003 by FMR Corp. (the “FMR 13G”) and reports sole voting power with respect to 1,053,580 shares of Common Stock and sole dispositive power with respect to 28,153,723 shares of Common Stock. The FMR 13G reports ownership of Shares by Fidelity International Limited, Geode Capital Management, LLC, Fidelity Management Trust Company, Strategic Advisers, Inc., Fidelity Management & Research Company, Edward C. Johnson 3d and Abigail P. Johnson and certain affiliates thereof. The voting and investment power of the various holders with respect to these shares of Common Stock is set forth in the Schedule 13G.

(4)	Reflects ownership as of December 31, 2002 as reported on a Schedule 13G filed with the SEC on February 4, 2003 jointly by Citigroup Inc., and its wholly-owned subsidiaries, Smith Barney Fund Management LLC and Salomon Smith Barney Holdings Inc. Citigroup Inc. reported shared voting and dispositive power with respect to 19,793,367 shares of Common Stock; the voting and investment power of the various holders with respect to these shares of Common Stock is set forth in the Schedule 13G.

(5)	Mr. Alexander also is the beneficial owner of 827,263 shares of common stock of Ulticom, Inc. (“Ulticom”), a subsidiary of the Company and 2,700,000 class C shares of Starhome BV (“Starhome”), a subsidiary of the Company. Mr. Alexander also is the beneficial owner of 475,931 shares of common stock of Verint Systems Inc. (“Verint”), which includes 359,574 shares issuable upon the exercise of stock options exercisable at or within 60 days after October 15, 2003. Mr. Alexander also is the beneficial owner of 8.1 shares of common stock of Startel Corporation (“Startel”), and 162 shares of common stock of CTI Capital Corporation (“CTI Capital”), each of which is a subsidiary of the Company, which shares are issuable upon the exercise of stock options exercisable at or within 60 days after October 15, 2003.

(6)	Mr. Bodner also is the beneficial owner of 131,181 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after October 15, 2003.

(7)	Mr. Kreinberg also is the beneficial owner of 12,819 shares of common stock of Ulticom, which includes 2,819 shares issuable upon the exercise of stock options exercisable at or within 60 days after October 15, 2003, and 3,670 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after October 15, 2003.

(8)	Mr. Girard also is the beneficial owner of 1,000 shares of common stock of Ulticom.

(9)	Mr. Hiram also is the beneficial owner of 21,000 shares of common stock of Ulticom, of which 20,000 shares are issuable upon the exercise of stock options exercisable at or within 60 days after October 15, 2003.

(10)	Mr. Oolie also is the beneficial owner of 1,000 shares of common stock of Ulticom.
(11)	Mr. Sorin also is the beneficial owner of 3,364 shares of common stock of Ulticom, and 3,669 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after October 15, 2003.

Background of Directors, Nominee for Director and Executive Officers

The principal occupation and certain other information about the Directors, director nominee and executive officers of the Company are set forth on the following pages.

Kobi Alexander. Mr. Alexander, age 51, is a founder of the Company and has served as Chairman of the Board of Directors since September 1986 and as Chief Executive Officer since April 1987. Mr. Alexander has served as a director of the Company since its formation in October 1984. Mr. Alexander served as President of the Company from its formation in October 1984 until January 2001. Mr. Alexander also served as Co-Managing Director of the Company’s wholly-owned Israeli subsidiary, Comverse Ltd., from its formation in 1982 until October 1986. From October 1984 to September 1986, Mr. Alexander served as Co-Chairman and Co-Chief Executive Officer of the Company. Prior to the formation of Comverse Ltd., in 1980 and 1981, Mr. Alexander served as an independent financial and business consultant to a number of multinational corporations. Between 1978 and 1980, Mr. Alexander worked in the Corporate Finance Department of Shearson Loeb Rhoades (currently a division of Citigroup Inc.). Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980. He has served as the Chairman of the High-Tech Research and Development Section of the Israeli Association of Industrialists. Mr. Alexander is also Chairman of the Board and a director of Ulticom and Verint.

Zeev Bregman. Mr. Bregman, age 42, has served as Chief Executive Officer of Comverse, Inc. (“Comverse”) since January 2001. From 1987, Mr. Bregman served in various management and marketing positions within the Company, including Vice President, EMEA Division of Comverse and Vice President, Messaging Division of Comverse. Prior to joining the Company he was employed by Clarity Ltd. Mr. Bregman received a B.Sc., magna cum laude, in Mathematics and Computer Science and a M.Sc., summa cum laude, in Computer Science from Tel Aviv University. He also earned a Kellogg-Recanati International Executive MBA, a joint degree from the Faculty of Management of Tel-Aviv University and Northwestern University.

Dan Bodner. Mr. Bodner, age 45, has served as President and/or Chief Executive Officer of Verint since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of Verint. From 1987 to 1991, Mr. Bodner held various management positions with the Company. Prior to joining the Company, Mr. Bodner was employed for two years as Director of Software Development for Contahal Ltd. Mr. Bodner received a B.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1981 and a M.Sc., cum laude, in Telecommunications and Computer Science from Tel Aviv University in 1987. Mr. Bodner also serves as a director of Verint.

David Kreinberg. Mr. Kreinberg, age 38, has served as Executive Vice President and Chief Financial Officer of the Company since September 2002. Previously, Mr. Kreinberg served as the Company’s Vice President of Finance and Chief Financial Officer from May 1999, as Vice President of Finance and Treasurer from April 1996 and as Vice President of Financial Planning from April 1994. Mr. Kreinberg is a Certified Public Accountant, and prior to joining the Company he served as a senior manager at Deloitte & Touche LLP. Mr. Kreinberg received a B.S., summa cum laude, in Accounting from Yeshiva University and an M.B.A. in Finance and International Business from Columbia Business School in 1986 and 1990, respectively. Mr. Kreinberg is also a director of Ulticom and Verint.

Itsik Danziger. Mr. Danziger, age 54, has served as a director of the Company since November 1998. Mr. Danziger currently serves as an employee of the Company and Chairman of the Board of Directors of Starhome. Mr. Danziger served as President of the Company from January 2001 until March 2003, as Chief Operating

Officer of Comverse from January 1998 and additionally as its President from May 1999 until January 2001. From 1985, Mr. Danziger served in various management positions with the Company, including Vice President of research and development, and General Manager and President of the Network Systems Division. Prior to joining the Company, he was employed for 10 years by Tadiran Ltd. in a variety of technical and managerial capacities. Mr. Danziger received a B.Sc. and M.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1974 and 1984, respectively.

John H. Friedman. Mr. Friedman, age 50, has served as a director of the Company since June 1994. Mr. Friedman is Managing Director of Easton Capital Corp., a private investment firm founded by Mr. Friedman in 1991. Mr. Friedman also is Managing Director of Easton Hunt Capital Partners, L.P., a $110 million Small Business Investment Company founded in 1999. From 1989 to 1991, Mr. Friedman was a Managing Director of Security Pacific Capital Investors. Prior to joining that firm, he was a Managing Director of E. M. Warburg, Pincus & Co., Inc., where he was employed from 1981 to 1989. From 1978 to 1980, Mr. Friedman practiced law with the firm of Sullivan & Cromwell in New York City. Mr. Friedman received a B.A., magna cum laude, from Yale University and a J.D. from Yale Law School.

Ron Hiram. Mr. Hiram, age 50, has served as a director of the Company since June 2001. Mr. Hiram is a Managing Partner of Eurofund 2000 L.P., a venture capital fund focused on Israeli related companies in the telecommunications, information technology and microelectronic spheres. Previously, Mr. Hiram co-headed TeleSoft Partners’ investment activities in Israel from 2001 to 2002. TeleSoft Partners is a Silicon Valley venture capital fund focusing on companies developing telecommunication-related technologies. From 1994 to 2000, Mr. Hiram served as a Managing Director and Partner of Soros Fund Management LLC (“Soros”), an international hedge fund, devoting the bulk of his time to private equity investments. Prior to joining Soros, Mr. Hiram worked at Lehman Brothers Inc. for thirteen years, most recently serving as Managing Director of a workout and restructuring group. Mr. Hiram also serves as a member of the board of directors of Ulticom. Mr. Hiram was previously a director of the Company in 1986 and 1987. Mr. Hiram received a B. Comm. from the University of Natal, South Africa, in 1978 and an M.B.A. from Columbia University in 1981.

Sam Oolie. Mr. Oolie, age 67, has served as a director of the Company since May 1986. Since August 1995, Mr. Oolie has been Chairman of NoFire Technologies, Inc., a manufacturer of high performance fire retardant products. He has been Chairman of Oolie Enterprises, an investment company, since July 1985. He also served as a director of CFC Associates, a venture capital firm, from January 1984 to December 1999. He was Chairman of The Nostalgia Network, a cable television network, from April 1987 to January 1990 and was Vice Chairman and director of American Mobile Communications, Inc., a cellular telephone company, from February 1987 to July 1989. From February 1962 to July 1985, Mr. Oolie was Chairman, Chief Executive Officer and a director of Food Concepts, Inc., a provider of food services to institutions and hospitals. Mr. Oolie also serves as a director of NCT Group, formerly Noise Cancellation Technologies, Inc. Mr. Oolie received a B.S. from Massachusetts Institute of Technology in 1958 and an M.B.A. from Harvard Business School in 1961.

William F. Sorin. Mr. Sorin, age 54, has served as a director and Corporate Secretary of the Company since its formation in October 1984. Mr. Sorin is an attorney engaged in private practice and is Senior General Counsel of the Company. Mr. Sorin received a B.A., Phi Beta Kappa, from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973. Mr. Sorin is also a director of Ulticom and Verint.

Raz Alon. Mr. Alon, age 41, is a nominee for director. Since November 2000, Mr. Alon has served as Chairman of TopView Ventures LLC, an investment firm focused on special situation investments in a broad range of industries. From 1998 to 2000, Mr. Alon served as a Director in the mergers and acquisitions department of Merrill Lynch & Co., Inc. with a focus on private equity and financial sponsor clients. From 1996 to 1998, Mr. Alon served as a Director at SG Securities Inc., the U.S. based mergers and acquisitions and merchant banking business unit of Societe Generale SA. From 1991 to 1996, Mr. Alon worked as an investment banker at Lehman Brothers Inc. Mr. Alon received a B.Sc. in Computer Science and Engineering, magna cum laude, from the University of California, Los Angeles in 1988 and an M.B.A. from Harvard Business School in 1991.

Committees of the Board of Directors

The Board has four standing committees: (1) an Audit Committee, (2) a Compensation Committee, (3) a Corporate Governance and Nominating Committee, and (4) an Executive Committee. The Board of Directors has determined that the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee are comprised entirely of independent directors. The Board of Directors has also determined that the Executive Committee is comprised of a majority of independent directors.

The Audit Committee assists the Board in fulfilling certain of its responsibilities including (i) overseeing the Company’s financial reporting process, (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the independent auditors’ qualifications and independence, (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its independent auditors and its systems of internal accounting and financial controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing the Company’s code of business conduct and ethics as established by the Board and (vii) preparing the Committee report required to be included in the Company’s annual proxy statement. Two of the Company’s audit committee members are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of Sarbanes-Oxley.

The Compensation Committee (i) determines salaries and incentive compensation for the Company’s executive officers; (ii) administers the issuance of awards under the Company’s stock option plans and such other compensation plans as may be assigned by the Board from time to time; (iii) administers the Company’s employee stock purchase plans; and (iv) performs such other duties as may from time to time be assigned by the Board with respect to compensation.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting or recommending that the Board select, the nominees for all directorships, whether such directorships are filled by the Board or the shareholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles, (iii) reviewing the overall corporate governance of the Company and recommending improvements when necessary and (iv) performing such other duties as may from time to time be assigned by the Board with respect to corporate governance.

The Executive Committee is empowered to exercise the full authority of the Board in circumstances when convening the full Board is not practicable.

During the year ended January 31, 2003, there were five meetings of the Board of Directors of the Company, no meetings of the Executive Committee, one meeting of the Corporate Planning and Structure Committee, two actions by written consent in lieu of meetings of the Compensation Committee, and eight meetings of the Audit Committee. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each Committee of which he was a member during the year. As of January 31, 2003, the Board disbanded the Corporate Planning and Structure Committee and assigned its responsibilities to the Audit Committee. The Corporate Governance and Nominating Committee was formed during fiscal 2003.

The Company’s By-Laws provides for indemnification of directors and officers as permitted by New York State Business Corporation Law (the “BCL”). During the past year, the Board of Directors approved a form of indemnification agreement between the Company and its directors and officers. The indemnification agreement provides that each director and executive officer shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in any action or proceeding, or any appeal therein, to the fullest extent permitted by the applicable provisions of the BCL. Such indemnification will be reduced to the extent that a director or officer is effectively indemnified by directors’ and officers’ liability insurance maintained by the Company. The Company has for many years carried directors’ and officers’ liability insurance coverage. The Company’s current coverage was purchased for the period August 31,

2003 to August 31, 2004 for an annual premium of $2,133,000. The Company’s policy is underwritten by National Union Fire Insurance Company of Pittsburgh, PA, Executive Risk Indemnity, Inc., Specialty Insurance Company, Arch Insurance Company, and United States Fire Insurance Company. The coverage, subject to a number of standard exclusions and certain deductibles, indemnifies directors and officers of the Company and its subsidiaries for liabilities or losses incurred in the performance of their duties. No sums have been paid under this or any prior coverage to the Company or any directors or officers, nor have any claims for reimbursement been made. The foregoing information is provided to shareholders of the Company pursuant to Sections 725(d) and 726(d) of the BCL.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the selection of the Company’s outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

The Audit Committee consists of Ron Hiram, John H. Friedman and Sam Oolie. All members of the Audit Committee are “independent”, as independence is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers listing standards and further defined in the Company’s By-Laws. Both Mr. Hiram and Mr. Friedman are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of Sarbanes-Oxley.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended January 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as set forth below. On a Form 4 filed by Mr. Girard in December 2001, he incorrectly reported ownership of 101,963 shares. Due to prior gifts and/or distributions made to family members and organizations, the correct number of shares reported should have been 78,955. Mr. Girard filed a Form 5 on May 22, 2003 correcting his ownership amounts.

EQUITY COMPENSATION PLAN INFORMATION

As of January 31, 2003
	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	24,876,809	(1)	$12.78	11,156,662	(2)
Equity compensation plans not approved by shareholders(3)	0		N.A.	0

Total	24,876,809		$12.78	11,156,662

(1)	Includes 1,682,079 options with an average exercise price of $17.35 under plans assumed in connection with the acquisition of Boston Technology, Inc.
(2)	Includes 1,921,579 shares remaining under the Company’s employee stock purchase plans.
(3)	This table excludes compensation plans from which the Company is no longer issuing shares other than shares to be issued upon exercise of options that are outstanding. As of January 31, 2003, there were options to acquire 203,018 shares with a weighted-average exercise price of $6.22 outstanding under such plans. The Company assumed these options in connection with acquisitions of various entities.

Executive Compensation

The following table presents summary information regarding the compensation paid or accrued by the Company for services rendered during the fiscal years ended January 31, 2001, 2002, and 2003 by its Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation		All Other Compensation(5)
Name and Principal Position	Year Ending	Salary		Bonus(2)		Securities Underlying Options(3)
Kobi Alexander	Jan.2003	$672,000		$—		1,937,999	(4)	$653,720
Chief Executive Officer,	Jan.2002	$403,000	(1)	$—	(1)	600,000		$1,316,039
And Chairman of the	Jan.2001	$672,000		$7,458,915		600,000		$1,270,327
Board of Directors

Itsik Danziger	Jan.2003	$151,930		$—		482,375	(4)	$43,574
President(6)	Jan.2002	$168,287		$—		200,000		$44,088
	Jan.2001	$179,340		$420,000		200,000		$45,914

Zeev Bregman	Jan.2003	$155,120		$—		569,500	(4)	$43,511
Chief Executive Officer,	Jan.2002	$156,617		$—		300,000		$42,829
Comverse(7)	Jan.2001	$151,939		$420,000		250,000		$38,327

Dan Bodner	Jan.2003	$200,000		$200,000		57,377	(4)	$4,261
President and Chief	Jan.2002	$200,000		$50,000		30,000		$2,000
Executive Officer, Verint

David Kreinberg	Jan.2003	$200,000		$170,000		249,351	(4)	$118,006
Executive Vice President	Jan.2002	$187,303		$—		125,000		$211,067
And Chief Financial Officer	Jan.2001	$180,000		$170,000		100,000		$129,800

Francis E. Girard	Jan.2001	$385,008		$—		—		$26,000
Chief Executive Officer,
Comverse(8)

Footnotes from previous page

(1)	Includes $217,402 of salary and $185,598 of payments in lieu of earned vacation. During the year ended January 31, 2002, Mr. Alexander was entitled under his employment agreements to receive $672,000 in salary and a bonus of approximately $1,500,000. Mr. Alexander voluntarily waived his right to approximately $1,955,000, which was 90% of his salary and bonus, in support of cost-reduction steps taken by the Company.

(2)	Includes bonuses accrued for services performed in the year indicated, regardless of the year of payment.

(3)	No named executive officer was granted options in the Company for fiscal 2002 other than options exchanged by the individual as a part of the Stock Option Exchange Program (“SOEP”). See “Report of the Compensation Committee Concerning Executive Compensation and Option Repricings.” See also “Options to Purchase Subsidiary Shares” for information concerning options held in Ulticom and Verint.

(4)	Consists solely of options granted under the Company’s stock option exchange program as described below.

(5)	Consists of miscellaneous items, not exceeding $50,000 in the aggregate for any individual, including premium payments and contributions under executive insurance and training plans, 401(k) matching payments and, in the case of Mr. Alexander, the amount includes $410,363, $360,665 and $316,602 accrued in the years ended January 31, 2003, 2002 and 2001, respectively, for payments due on termination of employment for any reason pursuant to the terms of his employment agreements with the Company and $191,313, $903,197 and $905,679 paid in the years ended January 31, 2003, 2002 and 2001, respectively, in premiums for life insurance, of which $125,000, $825,000 and $825,000, respectively, was provided under arrangements whereby the Company is entitled to reimbursement of premiums paid under the arrangements from the benefit payments or cash surrender value. In the case of Mr. Kreinberg, the amount includes $2,160, $115,160 and $115,335 paid in the years ended January 31, 2003, 2002 and 2001, respectively, in premiums for life insurance, of which $113,000 for each of the years ended January 31, 2002 and 2001 was provided under arrangements whereby the Company is entitled to reimbursement of the premiums paid under the arrangements from the benefit payments or cash surrender value. In the case of Mr. Kreinberg, the amount also includes $100,000 and $80,000 accrued in the years ended January 31, 2003 and 2002, respectively, for payments due on the termination of his employment for any reason with the Company.

(6)	Mr. Danziger served as President of the Company from January 2001 until March 2003. Mr. Danziger currently serves as an employee and a director of the Company.

(7)	Mr. Bregman was promoted to Chief Executive Officer of Comverse in January 2001.

(8)	Mr. Girard served as Vice Chairman of Comverse from January 2001 until January 2002 and as Chief Executive Officer of Comverse from January 1998 until January 2001. Mr. Girard currently serves as a consultant to and director of the Company. For fiscal 2002, Mr. Girard received $13,525 for consulting fees from Comverse. Mr. Girard is not standing for reelection to the Board.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning options to purchase shares of Common Stock granted, all as part of the Stock Option Exchange Program, during the year ended January 31, 2003 to the Named Executive Officers under the Company’s employee stock option plans:

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term*
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Period	Exercise Price Per Share	Expiration Date
					5%	10%
Kobi Alexander	535,501	3.4%	$10.52	October 18, 2009	$2,230,728	$5,177,903
	510,000	3.2%	$10.52	November 30, 2010	$2,529,937	$6,048,804
	509,999	3.2%	$10.52	October 22, 2011	$2,892,188	$7,093,584
	382,499	2.4%	$10.52	May 28, 2007	$968,907	$2,113,158

Itsik Danziger	170,000	1.1%	$10.52	November 30, 2010	$843,312	$2,016,268
	170,000	1.1%	$10.52	October 22, 2011	$964,064	$2,364,533
	110,500	0.7%	$10.52	October 18, 2009	$460,308	$1,068,454
	31,875	0.2%	$10.52	May 28, 2007	$80,742	$176,097

Zeev Bregman	255,000	1.6%	$10.52	November 30, 2010	$1,264,968	$3,024,402
	212,500	1.3%	$10.52	October 22, 2011	$1,205,081	$2,955,666
	76,500	0.5%	$10.52	October 18, 2009	$318,675	$739,699
	25,500	0.2%	$10.52	May 28, 2007	$64,594	$140,878

Dan Bodner(2)	31,876	0.2%	$10.52	October 18, 2009	$132,785	$308,218
	25,501	0.2%	$10.52	October 22, 2011	$144,615	$354,694

David Kreinberg(3)	106,252	0.7%	$10.52	October 22, 2011	$602,552	$1,477,861
	85,000	0.5%	$10.52	November 30, 2010	$421,656	$1,008,134
	54,911	0.3%	$10.52	October 18, 2009	$228,742	$530,949
	3,188	0.0%	$10.52	May 28, 2007	$8,076	$17,612

*	Represents the gain that would be realized if the options were held for their entire term and the value of the underlying shares increased at compounded annual rates of 5% and 10% from the fair market value at the date of option grants.
(1)	All options were granted under the Company’s Stock Option Exchange Program as described below.

(2)	Mr. Bodner also was granted options to purchase 66,537 shares of Verint at an exercise price of $16.00 per share with an expiration date of May 21, 2012. Assuming the options were held for their entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10%, the potential realizable value would be $669,516 and $1,696,685, respectively.

(3)	Mr. Kreinberg also was granted options to purchase 4,893 shares of Verint at an exercise price of $16.00 per share with an expiration date of May 21, 2012. Assuming the options were held for their entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10%, the potential realizable value would be $49,235 and $124,771, respectively.

The options in the above table vest in increments over the period of up to three years from the year of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

TEN-YEAR OPTION REPRICINGS

The following table sets forth information concerning option repricings held by the Named Executive Officers during the ten year period ended January 31, 2003.

Name	Date	Number of Securities Underlying Options Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment		Exercise Price at Time of Repricing or Amendment		New Exercise Price		Length of Original Option Term Remaining at Date of Repricing or Amendment
Kobi Alexander CEO and Chairman	December 23, 2002 December 23, 2002 December 23, 2002 December 23, 2002	535,501 510,000 509,999 382,499	$ $ $ $	10.52 10.52 10.52 10.52	$ $ $ $	46.50 85.00 16.05 14.75	$ $ $ $	10.52 10.52 10.52 10.52	6.82 years 7.94 years 8.84 years 4.43 years
Itsik Danziger President(1)	December 23, 2002 December 23, 2002 December 23, 2002 December 23, 2002	170,000 170,000 110,500 31,875	$ $ $ $	10.52 10.52 10.52 10.52	$ $ $ $	85.00 16.05 46.50 14.75	$ $ $ $	10.52 10.52 10.52 10.52	7.94 years 8.84 years 6.82 years 4.43 years
Zeev Bregman CEO, Comverse	December 23, 2002 December 23, 2002 December 23, 2002 December 23, 2002	255,000 212,500 76,500 25,500	$ $ $ $	10.52 10.52 10.52 10.52	$ $ $ $	85.00 16.05 46.50 14.75	$ $ $ $	10.52 10.52 10.52 10.52	7.94 years 8.84 years 6.82 years 4.43 years
Dan Bodner President and CEO, Verint	December 23, 2002 December 23, 2002	31,876 25,501	$ $	10.52 10.52	$ $	46.50 16.05	$ $	10.52 10.52	6.82 years 8.84 years
David Kreinberg EVP and CFO	December 23, 2002 December 23, 2002 December 23, 2002 December 23, 2002	106,252 85,000 54,911 3,188	$ $ $ $	10.52 10.52 10.52 10.52	$ $ $ $	16.05 85.00 46.50 14.75	$ $ $ $	10.52 10.52 10.52 10.52	8.84 years 7.94 years 6.82 years 4.43 years

(1)	Mr. Danziger served as President of the Company from January 2001 until March 2003. Mr. Danziger currently serves as an employee and a director of the Company.

OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth, as to each Named Executive Officer, the shares of Common Stock acquired on exercise of options during the year ended January 31, 2003, value realized, number of unexercised options held at January 31, 2003, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ National Market System of $9.52 on January 31, 2003, net of the associated exercise price.

Aggregated Option Exercises in the Year Ended January 31, 2003

and Value of Unexercised Options at January 31, 2003

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kobi Alexander(1)	—	$—	3,074,738	1,937,999	$3,843,176	$—
Itsik Danziger(2)	—	$—	202,500	482,375	$—	$—
Zeev Bregman(3)	—	$—	112,500	569,500	$—	$—
Dan Bodner(4)	—	$—	—	57,377	$—	$—
David Kreinberg(5)	—	$—	53,210	249,351	$—	$—

See “Options to Purchase Subsidiary Shares” for information regarding the grant to certain executive officers of options to purchase shares of subsidiaries of the Company.

(1)	As of January 31, 2003, Mr. Alexander also owned options to purchase (i) 359,574 shares of common stock of Verint valued at $5,196,463, all of which were exercisable and none of which were exercised during the year ended January 31, 2003, (ii) 8.1 shares of common stock of Startel, all of which were exercisable and none of which were exercised during the year ended January 31, 2003, and (iii) 162 shares of common stock of CTI Capital, all of which were exercisable and none of which were exercised during the year ended January 31, 2003.

(2)	As of January 31, 2003, Mr. Danziger also owned options to purchase (i) 11,742 shares of common stock of Verint valued at $116,633, of which options to purchase 2,936 shares, valued at $29,163 were exercisable and none of which were exercised during the year ended January 31, 2003, (ii) 43,818 shares of common stock of Ulticom, valued at $175,885, of which options to purchase 19,273 shares, valued at $77,362 were exercisable and none of which were exercised during the year ended January 31, 2003, and (iii) 22,400 Class B shares of Starhome, all of which were unexercisable.

(3)	As of January 31, 2003, Mr. Bregman also owned options to purchase (i) 11,742 shares of common stock of Verint valued at $116,633, of which options to purchase 2,936 shares, valued at $29,163 were exercisable and none of which were exercised during the year ended January 31, 2003, (ii) 36,818 shares of common stock of Ulticom, valued at $147,787, of which options to purchase 12,273 shares, valued at $49,264 were exercisable and none of which were exercised during the year ended January 31, 2003, and (iii) 22,400 Class B shares of Starhome, all of which were unexercisable.

(4)	As of January 31, 2003, Mr. Bodner also owned options to purchase 262,233 shares of common stock of Verint valued at $2,500,677, of which options to purchase 144,327 shares, valued at $1,789,852, were exercisable and none of which were exercised during the year ended January 31, 2003.

(5)	Mr. Kreinberg realized $73,878 on the exercise of options to purchase 4,893 shares of Verint common stock during the year ended January 31, 2003. As of January 31, 2003, Mr. Kreinberg also owned options to purchase (i) 11,741 shares of common stock of Verint, all of which were unexercisable and valued at $81,527, (ii) 73,636 shares of common stock of Ulticom, valued at $295,575, of which options to purchase 24,545 shares, valued at $98,524 were exercisable and none of which were exercised during the year ended January 31, 2003, and (iii) 9,000 Class B shares of Starhome, all of which were unexercisable.

Employment Agreements

Mr. Alexander serves as Chairman of the Board and Chief Executive Officer of the Company under an agreement providing for a current base annual salary of $630,000. Mr. Alexander serves as Chairman of the Board of Comverse Ltd. at a current basic compensation of $3,500 per month.

For fiscal 2003, Mr. Alexander also is eligible to receive an annual cash bonus, at the discretion of the Compensation Committee, based upon the Compensation Committee’s assessment of the performance of Mr. Alexander and the Company. If the Company’s 2004 Management Incentive Plan is approved by the shareholders, Mr. Alexander’s future bonuses will be determined by specific quantitative targets established in advance by the Compensation Committee.

Mr. Alexander also receives various supplemental medical, insurance and other personal benefits from the Company under the terms of his employment, including the use of an automobile leased by the Company. Comverse Ltd. also has agreed to pay certain amounts for his account into defined contribution insurance and training funds in Israel.

Following termination of employment for any reason, Mr. Alexander is entitled to receive a payment equal to $150,070 times the number of years from January 1, 1983, the amount of which payment increases at the rate of 10% per annum compounded for each year of employment following December 31, 2003, plus continued fringe benefits for three years. If Mr. Alexander’s employment is terminated by the Company without cause, or by Mr. Alexander for good reason, he is entitled to salary and pro-rated bonus through the date of termination and a severance payment equal to three years salary and three years bonus. If such termination occurs within two years following a change in control of the Company, Mr. Alexander also is entitled to the accelerated vesting of all retirement benefits and long-term incentive awards, and payments sufficient to reimburse any associated excise tax liability and income tax resulting from such reimbursement. Insurance benefits include life insurance providing cumulative death benefits of approximately $40,000,000 including amounts provided under arrangements through which the Company is to be reimbursed premiums from the benefit payments or cash surrender value.

Mr. Bregman is employed as Chief Executive Officer of Comverse at a base monthly salary, effective from August 1, 2003, of approximately 103,000 Israeli shekels, (resulting in a current annual salary equal to approximately $275,000), an increase from his previous salary of 60,000 Israeli shekels a month. For the period until July 31, 2004, Mr. Bregman has voluntarily waived the increase he received in his salary in consideration of the cost-savings measures being implemented by the Company. For fiscal 2003, Mr. Bregman also is eligible to receive an annual cash bonus, at the discretion of the Compensation Committee, based upon the Compensation Committee’s assessment of the performance of Mr. Bregman and Comverse. If the Company’s 2004 Management Incentive Plan is approved by the shareholders, Mr. Bregman’s future bonuses will be determined by specific quantitative targets established in advance by the Compensation Committee. Mr. Bregman is entitled to receive various insurance and supplemental benefits and the use of an automobile owned or leased by Comverse. Comverse also pays certain amounts for his account into defined contribution insurance and training funds in Israel. Under severance arrangements approved by the Compensation Committee, if Mr. Bregman’s employment is terminated by Comverse without cause, or by Mr. Bregman under specified circumstances, he would receive salary and pro-rated bonus through the date of termination and a severance payment equal to one year’s salary and one year’s bonus and continuation of certain employment related benefits for eighteen months, and in the event of termination within two years following a change in control of the Company, either by the Company without cause or by Mr. Bregman under specified circumstances, Mr. Bregman would receive (a) payment of salary and pro-rated bonus through the date of termination, (b) an additional payment equal to three times Mr. Bregman’s annual salary and bonus, (c) the accelerated vesting of all long-term incentive awards and (d) continuation of certain employment related benefits for eighteen months.

Mr. Bodner is employed as President and Chief Executive Officer of Verint at an annual salary of $325,000. Mr. Bodner also is eligible to receive an annual cash bonus, at the discretion of the Verint Compensation Committee, based upon their assessment of the performance of Mr. Bodner and the Company, and receives the use of an automobile owned or leased by Verint.

Mr. Kreinberg is employed as Executive Vice President and Chief Financial Officer of the Company at an annual salary of $325,000. For fiscal 2003, Mr. Kreinberg also is eligible to receive an annual cash bonus, at the discretion of the Compensation Committee, based upon the Compensation Committee’s assessment of the performance of Mr. Kreinberg and the Company. If the Company’s 2004 Management Incentive Plan is approved by the shareholders, Mr. Kreinberg’s future bonuses will be determined by specific quantitative targets established in advance by the Compensation Committee. Mr. Kreinberg receives various insurance and supplemental benefits and the use of an automobile owned or leased by the Company. Insurance benefits include life insurance providing cumulative death benefits of approximately $12,500,000 including amounts provided under arrangements through which the Company is to be reimbursed for premiums from the benefit payments or cash surrender value. Under severance arrangements approved by the Compensation Committee, following termination of Mr. Kreinberg’s employment for any reason, Mr. Kreinberg would receive a payment equal to $20,000 times the number of years from the first year of his employment with the Company, the amount of which payment increases at the rate of 10% per annum compounded for each completed year of employment following January 31, 2003. In addition, such arrangements provide that if Mr. Kreinberg’s employment is terminated by the Company without cause, or by Mr. Kreinberg under specified circumstances, he would receive salary and pro-rated bonus through the date of termination and a severance payment equal to one year’s salary and one year’s bonus and continuation of certain employment related benefits for eighteen months, and in the event of termination within two years following a change in control of the Company, either by the Company without cause or by Mr. Kreinberg under specified circumstances, Mr. Kreinberg would receive (a) payment of salary and pro-rated bonus through the date of termination, (b) an additional payment equal to three times Mr. Kreinberg’s annual salary and bonus, (c) the accelerated vesting of all long-term incentive awards, (d) continuation of certain employment related benefits for eighteen months and (e) payment sufficient to reimburse Mr. Kreinberg any associated excise tax liability and income tax resulting from such reimbursement.

Compensation of Directors

Each independent director receives compensation in the amount of $2,750 for each meeting of the Board and for attendance at certain committees of the Board. Each independent director is also entitled to receive an annual stock option grant under the Company’s Stock Option Plans entitling such director to purchase 27,000 shares of Common Stock at a price per share equal to the fair market value of the Common Stock as reported on the NASDAQ System on the date two business days after the publication of the audited year-end financial statements of the Company. Such options vest and become non-forfeitable incrementally, to the extent of 5,400 shares per meeting of the Board, and any committees of the Board of which such director is a member, attended by the recipient during the year of grant. Each independent director is entitled to reimbursement of expenses incurred for attendance at meetings of the Board, up to the amount of $2,000 for each meeting attended.

Severance Benefits Following a Change in Control

The Company has instituted severance benefits arrangements for eligible employees, other than the Messrs. Alexander, Bregman and Kreinberg (whose benefits are described above), due in the event of the termination of employment, within two years following a change in control of the Company, either by the Company without cause or by an employee under specified circumstances. Key executives, as designated from time to time by the Compensation Committee, are generally entitled in the event of such termination following a change in control to receive (a) payment of salary and pro-rated bonus through the date of termination (computed at the rates then in effect or, if higher, during specified periods prior to the date of change in control), (b) an additional payment equal to the sum of annual salary and bonus (as so computed), (c) the accelerated vesting of all stock options and retirement benefits, (d) continuation for one additional year of certain employment-related benefits and (e) in the discretion of the Compensation Committee, a payment in an amount necessary to discharge without cost to the employee any excise tax imposed in respect of the payments due under the severance arrangement. Other employees generally are entitled to receive, in the event of the involuntary termination of their employment following a change in control, (a) payment of their then current salary through the date of termination, (b) an additional payment equal to one month of salary for each year of employment with the Company, up to twelve, prior to termination, (c) the accelerated vesting of stock options and retirement benefits and (d) continuation of certain employment-related benefits.

Compensation Committee Interlocks and Insider Participation

None.

Options to Purchase Subsidiary Shares

Certain executive officers and other employees of the Company and its subsidiaries, have been granted options to acquire shares of certain subsidiaries and affiliates of the Company, other than Comverse. Such option awards are not tied to the performance of the respective subsidiaries or affiliates, but generally are intended to incentivize employees in the units in which they are employed and for which they have direct responsibility. The amount of shares issuable upon exercise of such options varies among the subsidiaries and affiliates affected, not exceeding in any instance 20% of the shares outstanding of the respective subsidiary or affiliate assuming exercise in full. These options have terms ranging up to 15 years and become exercisable and vest over various periods ranging up to seven years from the date of initial grant. The exercise price of each option is equal to the higher of the book value of the underlying shares at the date of grant or the fair market value of such shares at that date determined by the Board of Directors of the applicable subsidiary or affiliate or by a committee of the Board of Directors of the Company.

These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries and affiliates than in the Company, which, under certain circumstances, could cause the option holders’ interests to conflict with those of the Company’s shareholders generally.

Certain Relationships and Related Transactions

From February 1, 2002 until July 31, 2003, the Company paid or accrued legal fees to William F. Sorin, a director and Senior General Counsel of the Company, in the amount of $196,500 for legal services rendered to the Company during such period.

Report of the Compensation Committee Concerning Executive Compensation and Option Repricings

The Compensation Committee is composed entirely of independent directors and is responsible for the establishment and oversight of the Company’s executive compensation program. It reviews, recommends and approves the compensation of Mr. Alexander, the Chairman and Chief Executive Officer. In addition, the Compensation Committee reviews and approves, the compensation of the other executive officers of the Company.

The Company’s executive compensation program is intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of shareholder value and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. The program is oriented heavily toward long-term incentive compensation tied to increases in shareholder value.

The Compensation Committee conducts a review of the Company’s executive compensation program to permit an evaluation of the Company’s performance and its executive compensation in the context of the compensation programs of other companies. This review is performed with the assistance of an independent outside consultant whose services are retained by the Compensation Committee. This review includes analyzing survey data comparing the competitiveness of the Company’s executive compensation with a select group of companies. The key elements of the Company’s executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of stock incentive compensation. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance and the salary levels in effect for comparable positions within and without the industry. During fiscal 2002, certain executive officers of the Company were eligible for discretionary annual bonuses. Although in fiscal 2002 the Company did not grant stock options to executive officers other than through the SOEP, historically long-term incentives were provided through grants of stock options. Those grants were designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The number of shares subject to each option grant issuance is based on the executive officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions, the individual’s potential for increased responsibility and promotion over the term of the award and the individual’s personal performance in recent periods. The Company’s executive compensation program also considers the number of unvested options or shares of Common Stock held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative share holdings of the Company’s executive officers.

Total compensation for Mr. Alexander for the fiscal year ending January 31, 2003 was awarded pursuant to Mr. Alexander’s employment agreement. The Committee reviewed and approved the total compensation of the Company’s other executive officers.

Salary levels throughout the Company’s distinct business units are reviewed annually, and are adjusted periodically when the Company believes that adjustments are required, taking into account competitive factors in the industries and locations of the Company’s activities, as well as performance of the Company’s individual business units. In establishing compensation levels throughout the organization, the Company relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other, similarly situated companies. Supplemental cash bonus awards are made in accordance with recommendations by senior management, and in certain instances in accordance with formulas based on the financial performance of the Company or its individual business units.

Historically, employees of the Company have benefited from the Company’s practice of awarding stock options to personnel throughout the organization, and the resulting value associated with the increase in the market price of the Company’s shares. The Committee believes that equity-based incentive arrangements, such as employee stock options, restricted stock and employee stock purchase plans, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, and of building their long term commitment to the organization. The Company emphasizes stock option awards as an essential element of the compensation package available to its executives and employees. The Company considers both available competitive data and subjective performance evaluations in determining the amount of long-term incentive compensation to grant to its officers and key employees. Stock options typically vest in increments over four years to encourage long-term commitment to the Company by the grantees.

The Company also has adopted the practice of awarding to key executives and other employees options entitling them to acquire shares of certain of the Company’s subsidiaries and affiliates, as a means of providing incentives directly tied to the performance of those business units with which the recipients are directly involved. (See “Options to Purchase Subsidiary Shares”). These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries and affiliates than in the Company, which, under certain circumstances, could cause the option holders’ interests to conflict with those of the Company’s shareholders generally.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer and each of the Company’s other four most highly paid executive officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The Compensation Committee has not, in the past, adopted a policy that all compensation must be deductible. However, the Compensation Committee is recommending approval of a management incentive plan commencing in fiscal 2004 that should make the executive officers’ incentive compensation awarded under the plan deductible in the future. See “Summary of the Management Incentive Plan.”

Report on Option Repricing

In May 2002, after receiving the approval of the Company’s shareholders, the Company commenced the SOEP for its eligible employees, including its executive officers. Under the SOEP, participating employees were given the opportunity to have unexercised stock options previously granted to them cancelled in exchange for replacement options that were granted on December 23, 2002 (the “Regrant Date”). The replacement options were granted at a ratio of 0.85 new options for each existing option cancelled, at the fair market value of the Company’s stock on the Regrant Date. No options were granted to the Company’s executive officers other than pursuant to the SOEP during the year ended January 31, 2003. The SOEP was implemented because the Compensation Committee had determined that the exercise prices of the cancelled incentive stock options limited their effectiveness as a tool for employee retention and as a long-term incentive.

Compensation of the Chief Executive Officer

The Board of Directors relies on Mr. Alexander, the Chairman and Chief Executive Officer, to provide effective leadership and execute a successful business plan for the entire organization.

Base Salary. Mr. Alexander was paid a base salary of $672,000 for the year ending January 31, 2003 pursuant to his employment agreement. This was the same salary that Mr. Alexander was entitled to receive in the previous two years. Mr. Alexander voluntarily waived his right to a portion of his base salary during the year ended January 31, 2002 in support of cost-reduction steps taken by the Company. Mr. Alexander is entitled to receive a base salary of $672,000 for fiscal 2003 in accordance with his employment agreement. In determining the amount of his salary, the Compensation Committee took into account Mr. Alexander’s performance, time in position and the base salaries paid to Chief Executive Officers of comparable companies.

Annual Incentive Program. Although the Compensation Committee concluded that Mr. Alexander performed in an exemplary manner in fiscal 2002 by continuing to provide leadership and vision, and developing and articulating the strategic direction of the Company, due to the Company’s operating results, no bonus was earned by Mr. Alexander under his fiscal 2002 bonus arrangement. For fiscal 2003, bonus awards for Mr. Alexander are at the discretion of the Compensation Committee.

Long-Term Compensation. No long-term incentive awards were granted to any executive officer, other than the SOEP, during the year ended January 31, 2003. Mr. Alexander participated in the Company’s SOEP on the same terms as all other employees of the Company.

The Compensation Committee

John H. Friedman, Chairman

Sam Oolie

Ron Hiram

Stock Performance Graph

The following table compares the five year cumulative return on a hypothetical investment in Comverse Technology, Inc. (CMVT), the S&P 500 Index and the S&P 500 Telecommunications Equipment Index, assuming an investment of $100 on January 31, 1998 and the reinvestment of any dividends.

Total Return To Shareholders

(Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE Years Ending
Company / Index	Jan99	Jan00	Jan01	Jan02	Jan03
COMVERSE TECHNOLOGY INC	149.35	156.03	58.06	-81.14	-55.45
S&P 500 INDEX	32.49	10.35	-0.90	-16.15	-23.02
S&P 500 TELECOMMUNICATIONS EQUIPMENT	83.56	65.58	-38.31	-70.75	-48.34

	Base Period Jan98	INDEXED RETURNS Years Ending
Company / Index		Jan99	Jan00	Jan01	Jan02	Jan03
COMVERSE TECHNOLOGY INC	100	249.35	638.41	1009.11	190.31	84.78
S&P 500 INDEX	100	132.49	146.20	144.88	121.49	93.52
S&P 500 TELECOMMUNICATIONS EQUIPMENT	100	183.56	303.94	187.50	54.84	28.33

Report of the Audit Committee

Concerning the Company’s Audited Financial Statements

for the Fiscal Year Ended January 31, 2003.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Committee has discussed critical accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2003, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of the Company’s independent auditors.

The Audit Committee

John H. Friedman, Chairman

Ron Hiram

Sam Oolie

The information contained in the (i) Report of the Audit Committee, (ii) Report of the Compensation Committee and (iii) Performance Graph shall not be deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

Proposal No. 1—Election of Directors

It is the intention of the Board of Directors to nominate at the Annual Meeting each of the individuals named below for election as the Board of Directors of the Company until the next Annual Meeting of Shareholders and the election of their qualified successors, or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

Kobi Alexander	Raz Alon	Itsik Danziger
John H. Friedman	Ron Hiram	Sam Oolie
William F. Sorin

The Board of Directors recommends the election at the Annual Meeting of the seven individuals named above.

Proposal No. 2—Amendment of the 2002 Employee Stock Purchase Plan

Introduction

The Company’s 2002 Employee Stock Purchase Plan was adopted by the shareholders at the Company’s 2002 Annual Meeting. The Board has approved the amendment of the 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”) to increase the number of shares of Common Stock reserved for purchase thereunder by 1,000,000 shares to a total of 2,500,000 shares, subject to approval of such amendment by the shareholders at the Annual Meeting. The Stock Purchase Plan is intended to motivate eligible employees to contribute to the success of the Company.

The Board of Directors recommends a vote for the adoption of the proposal.

Summary of the Stock Purchase Plan

The following is a summary of the principal features of the Stock Purchase Plan, but such summary is qualified in its entirety by reference to the complete text of the Stock Purchase Plan, as amended, attached to this Proxy Statement as Annex A. Capitalized terms not otherwise defined in this summary have the meaning given to them in the text of the Stock Purchase Plan.

The Stock Purchase Plan is an employee stock purchase plan that is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Stock Purchase Plan allows eligible employees who elect to participate in the Stock Purchase Plan (“Participants”) to make purchases of Common Stock through payroll deductions at a price of 85% of the fair market value of Common Stock on the first day or last day of each Offering Period (as defined below), whichever is lower. Any employee who, after being granted the right to purchase Common Stock under the Stock Purchase Plan, would own or have the right to acquire 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or any Subsidiary is not eligible to participate. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. In addition, an employee is not permitted in any calendar year to accrue the right to purchase Common Stock under the Stock Purchase Plan with a fair market value of more than $25,000.

Administration. The Stock Purchase Plan is administered by the Compensation Committee, which is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the Stock Purchase Plan, subject to final authority of the Board of Directors. All determinations of the Compensation Committee with respect to the Stock Purchase Plan are binding on all participants. The expenses of administering the Stock Purchase Plan are borne by the Company.

Shares Available Under the Stock Purchase Plan. Under the Stock Purchase Plan, the Company will issue an aggregate of not more than 2,500,000 shares of Common Stock if the shareholders approve the proposed increase of 1,000,000 shares to the number of shares available for issuance under the Stock Purchase Plan. The maximum number of shares issuable under the Stock Purchase Plan will be subject to adjustment for any dividend, stock split or other relevant change in the Company’s capitalization.

Eligibility. With certain exceptions, all employees, including officers and directors who are Company employees, who have been employed by the Company or an eligible subsidiary for at least three months, are eligible to participate in the Stock Purchase Plan. As of July 31, 2003, approximately 4,800 employees of the Company were eligible to participate. The purchase of shares under the Stock Purchase Plan is voluntary, and the Company cannot now determine the number of shares to be purchased under the Stock Purchase Plan in the future by any person or group.

Operation of the Stock Purchase Plan. Under the Stock Purchase Plan, eligible employees may elect to withhold up to 10% of their base pay (including such amounts of base pay as are deferred under plans qualified under Sections 401(k) and 125 of the Code) for purchases of Common Stock through payroll deductions at a price of 85% of the last sale price of the Common Stock on the NASDAQ National Market system on the first day or last day of each of two semi-annual offering periods (“Offering Periods”), whichever is lower. The last sale price of Common Stock on the NASDAQ National Market System on October 15, 2003 was $16.99 per share. For each of the Offerings, a participating employee shall be deemed to have been granted an option (the “Option”), on the applicable Offering Commencement Period, to purchase a number of shares of Common Stock equal to an amount determined as follows: 85% of the lower of (i) the last sale price of the Common Stock on the NASDAQ National Market System on the first day of the Offering Period or (ii) such price on the last day of the Offering Period shall be divided into an amount equal to the authorization the employee has filed with the Company’s payroll department; provided that the maximum number of shares that may be purchased by any participant under any Offering is 3,000 shares. The price at which Common Stock will be purchased on behalf of the participants under the Plan will be at a price which is equal to 85% of the lower of (i) the last sale price of the Common Stock on the NASDAQ National Market System on the first day of the Offering Period or (ii) such price on the last day of the Offering Period.

Amendment. The Board of Directors may at any time, and from time to time, modify, terminate or amend the Stock Purchase Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, (ii) Rule 16b-3 of the Exchange Act or any successor provisions (“Rule 16b-3”) or (iii) under any applicable listing requirement of the NASDAQ National Market System, the Board of Directors may not effect such modification or amendment without shareholder approval.

The termination, modification or amendment of the Stock Purchase Plan or an Offering shall not, without the consent of a Participant, affect his or her rights under a purchase option previously selected by the Participant. However, if the Board of Directors determines that the termination of the Stock Purchase Plan or the Offering then in progress is in the best interests of the Company and its shareholders, the Board of Directors may terminate the Stock Purchase Plan or the Offering then in progress by (i) establishing a new purchase date for the Offering then in progress or (ii) refunding the accumulated payroll deductions of each Participant in the Offering then in progress. The Board of Directors shall also have the right to amend or modify the terms and provisions of the Stock Purchase Plan and of any purchase options previously granted under the Stock Purchase Plan to the extent necessary to ensure the continued qualification of the Stock Purchase Plan under Section 423 of the Code and Rule 16b-3. The Board shall also have the right to terminate the Stock Purchase Plan in any manner at any time. The Stock Purchase Plan also contains provisions relating to the disposition of purchase options in the event of certain mergers or other significant transactions involving the Company.

Certain Federal Income Tax Consequences

The following discussion summarizes certain material federal income tax consequences or participation in the Stock Purchase Plan. This summary is based on the Code, existing and proposed Treasury Regulations, judicial decisions, and published administrative rules and pronouncements of the IRS as in effect on the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such change could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Stock Purchase Plan are complex and are subject to significant uncertainties. The Company has not requested an opinion of counsel with respect to any of the tax aspects of participation in the Stock Purchase Plan. Accordingly, the following summary is for informational purposes only and the Company recommends Participants in the Stock Purchase Plan to consult with their own tax advisors as to the federal, state and local tax consequences of participating in the Stock Purchase Plan.

The Stock Purchase Plan, and the rights of Participants to make purchases thereunder, is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. No income (other than dividends) will be taxable to a Participant until disposition of the shares purchased under the Stock Purchase Plan. Upon the disposition of the shares of Common Stock, the Participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

If the shares are disposed of more than two years after the first day of the Offering Period or within one year after the transfer of purchased shares to the Participant, or if the Participant dies (at any time, regardless of the holding period), the Participant will recognize ordinary income for the taxable year of the disposition or death measured as the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) an amount equal to 15% of the purchase price of the shares. The Company will not be entitled to a corresponding deduction.

If the shares are disposed of within two years of the first day of the Offering Period (a “Disqualifying Disposition”), the Participant will recognize ordinary income for the taxable year of the disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss will be treated as short-term or long-term capital gain or loss depending on the length of time the Participant held the Common Stock. Subject to the limitation described in the next sentence, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized as described in this paragraph. Under Section 162(m) of the Code, the Company’s tax deduction for all compensation paid to specified officers in any one year is limited to $1,000,000 unless the compensation qualifies for an exemption from this limitation. Amounts recognized as ordinary income on a Disqualifying Disposition will not be exempt.

The Participant’s tax basis in the shares will initially be his or her purchase price for those particular shares, and that tax basis will be increased at the time of disposition of the shares by the foregoing taxable amount. In the case of a taxable disposition of the shares, the difference between such adjusted tax basis and the amount realized will be capital gain or loss, either long-term or short-term, depending upon how long the shares have been held on the date of disposition.

Proposal No. 3—Adoption of the Company’s 2004 Management Incentive Plan

Introduction

The Board of Directors has proposed the adoption of the “Comverse Technology, Inc. 2004 Management Incentive Plan”, and directed that it be submitted for approval at the annual meeting of shareholders. Under

Section 162(m) of the Code (the “Code”), annual compensation in excess of $1,000,000 paid to a company’s chief executive officer and any of the four other highest paid executive officers is not deductible by the company for federal income tax purposes. However, “performance-based compensation” is exempt from the $1,000,000 deduction limit. For compensation to qualify as “performance-based compensation,” certain conditions must be met including shareholder approval of the material terms of the arrangement under which the compensation is paid.

The Company intends that payments under its management incentive program qualify as performance-based compensation so that the tax deductibility of the payments is not limited by Section 162(m) of the Code. Therefore, on October 27, 2003, the Compensation Committee adopted a formal written plan document captioned “Comverse Technology, Inc. 2004 Management Incentive Plan”, subject to shareholder approval. Under the Management Incentive Plan, officers and other key employees are eligible to receive bonuses, payable in cash, based on the level of attainment of performance goals.

The Board of Directors recommends a vote for adoption of the proposal.

Summary of the Management Incentive Plan

The full text of the Management Incentive Plan is included as Annex B to this Proxy Statement. The specific targets will be determined from time to time by the Compensation Committee and are not included with the plan document. The following is a summary of the material features of the Management Incentive Plan.

All senior officers and key employees of the Company or any of its affiliates may be eligible to participate in the Management Incentive Plan. Directors of the Company who are not salaried employees of the Company or an affiliate are not eligible to participate.

The Compensation Committee will establish corporate financial performance targets within 90 days after the commencement of any performance period (which period will not be less than 12 months in duration). Corporate financial targets may be based on (i) net income (before or after taxes), (ii) operating income, (iii) revenues, (iv) earnings per share, (v) return measures (including, but not limited to, return on assets, equity, or sales), (vi) cash flow (including, but not limited to, operating cash flow and free cash flow), (vii) earnings before or after taxes, interest, depreciation and/or amortization, or (viii) gross margins. Such corporate financial targets may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally. The Compensation Committee may not increase the amount any employee is eligible to receive as calculated on the basis of the level of corporate performance under the pre-established performance targets relating to the performance period. Further, the aggregate amount of bonuses which may become payable in any year under the Management Incentive Plan to a key employee may not exceed the lesser of (1) 250% of his or her base salary or (2) $2,000,000. Bonuses become payable after the end of each performance period.

The Management Incentive Plan will be administered by the Compensation Committee or other committee of directors as may be designated by the Company’s Board of Directors in the future. Any committee designated to administer the Management Incentive Plan must have at least two members and each member must meet the standards of independence necessary to qualify as an “outside director” under Section 162(m) of the Code. Consequently, none of the eligible officers or employees of the Company, or any of its affiliates, are permitted to serve on the committee which administers the Management Incentive Plan.

Once the Compensation Committee has determined the amount of annual incentives payable to any employee, it must certify the amounts in writing and authorize the Company to make payments to the recipients in accordance with the provisions of the Management Incentive Plan.

The Compensation Committee may amend, modify or terminate the Management Incentive Plan in any manner at any time without the consent of any eligible individual. No opportunities to receive incentive payments shall be granted pursuant to the Management Incentive Plan after the day prior to the date of the first meeting of shareholders of the Company which occurs in 2008. Unless the shareholders of the Company shall have first approved thereof, no amendment shall be effective that would: (i) increase the maximum amount which can become payable to an employee in any calendar year; (ii) change the criteria on which performance targets are based; or (iii) modify the eligibility requirements. Once the Management Incentive Plan is approved by shareholders, termination of the plan will not affect any individual’s right to receive any incentive already earned.

Proposal No. 4—Ratification of Engagement of Independent Auditors

Shareholders will be requested at the Annual Meeting to ratify the engagement of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending January 31, 2004. Deloitte & Touche LLP has served as the Company’s auditors since 1988. A representative of the firm is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

The Board of Directors recommends a vote for the adoption of the proposal.

Independent Accounting Firm Fees.

The following table sets forth the approximate aggregate amount of fees billed to the Company and its subsidiaries (including Comverse, Verint, Ulticom, Starhome, Startel and CTI Capital) for the fiscal year ended January 31, 2003 by the Company’s principal accounting firm, Deloitte & Touche LLP (“D&T”):

Audit Fees:(1)	$1,461,000 (includes $535,000 relating to Verint’s initial public offering)
Audit-Related Fees:(2)	$39,000
Tax Fees:(3)	$297,000
All Other Fees:(4)	$76,000

Total D&T Fees:	$1,873,000

(1)	The aggregate fees billed for professional services rendered by D&T for the audit of the Company’s annual financial statements and review of quarterly financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	The aggregate fees billed for assurance and related services by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as audit fees.

(3)	The aggregate fees billed for professional services rendered by D&T for worldwide tax compliance, advice and planning. The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant’s independence.

(4)	The aggregate fees billed for products and services provided by D&T, other than the services reported as audit, audit-related or tax fees. The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant’s independence.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

The Company currently expects to hold its next Annual Meeting of Shareholders on or about December 10, 2004. Any shareholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than July 6, 2004. Such a proposal will be included in next year’s proxy statement to the extent required by the regulations of the Securities and Exchange Commission. If a shareholder makes a proposal at the 2004 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, management will have the right to vote proxies in its discretion with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company’s proxy materials if the Company is notified after September 19, 2004 (if such is held on the date expected) of an intent to present the proposal. Notices of intention to present proposals at the 2004 Annual Meeting should be addressed to the Secretary of the Company.

Shareholders who wish to recommend individuals as nominees for director for consideration by the Corporate Governance and Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by July 15, 2004 will be considered for nomination at the 2004 Annual Meeting of Shareholders.

OTHER BUSINESS

The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,

William F. Sorin

Secretary

Woodbury, New York

October 31, 2003

Annex A

COMVERSE TECHNOLOGY, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

(as amended as of December 16, 2003)

1.	Purposes.

The 2002 Employee Stock Purchase Plan of Comverse Technology, Inc., as amended (the “Plan”) is intended to provide a method whereby employees of Comverse Technology, Inc. and its subsidiary corporations, if any (hereinafter collectively referred to, unless the context otherwise requires, the “Company”), will have an opportunity to acquire an interest in the Company through the purchase of shares of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.	Definitions.

2.1	“Annualized Base Pay” means: (i) for any Employee who was employed by the Company for an entire twelve-month period ending on the day prior to an Offering Commencement Date, the Employee’s total Base Pay for such twelve-month period; or (ii) for any Employee not employed for the entire twelve-month period ending on the day prior to an Offering Commencement Date, the sum of the Base Pay earned in each of the full calendar months prior to the Offering Commencement Date during which the Employee was employed by the Company, divided by the number of full calendar months for which the Employee was employed, multiplied by twelve.

2.2	“Base Pay” means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments, but including such amounts of straight time earnings as are deferred by the participants (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (ii) to a plan qualified under Section 125 of the Code.

2.3	“Common Stock” means the common stock of the Company, par value $.10, or such other class or kind of shares or other securities resulting from the application of Paragraphs 16 or 19.

2.4	“Employee” means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a Subsidiary Company.

2.5	“Offering Commencement Date” means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

2.6	“Offering Termination Date” means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

2.7	“Subsidiary Company” means any present or future corporation which (i) is a “subsidiary corporation” as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Paragraph 12.

3.	Eligibility.

3.1	Any Employee who shall have completed three (3) months of employment and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan.

3.2	Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

(a)	if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Company (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

(b)	which permits his or her rights to purchase stock under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Dates.

4.1	The Plan will be implemented by semiannual offerings (referred to herein collectively as “Offerings” and individually as an “Offering”) of a maximum aggregate of 2,500,000 shares (subject to adjustment as provided in Paragraphs 16 and 19) of Common Stock, subject to Paragraphs 17 and 21 below, as follows:

(a)	Offering I shall commence on each April 1 and terminate on each September 30.

(b)	Offering II shall commence on each October 1 and terminate on March 31.

Participation in any one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

Subject to the other limitations of the Plan, all Employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions, if any, for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraphs 17 or 19.

5.	Payroll Deductions.

5.1	Participants may elect to have amounts withheld from their Base Pay by completing an authorization for a payroll deduction (“Authorization”) on the form provided by the Company and filing it with the Company’s payroll department. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her Annualized Base Pay. If a participant has not filed an Authorization for a previous Offering or for the applicable Offering at least seven (7) days prior to the applicable Offering Commencement Date, he or she shall be deemed to have filed an Authorization electing to withhold 0% of his or her Annualized Base Pay.

5.2	All payroll deductions made for the participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

5.3	Except as provided in Paragraphs 7 and 9, a participant may only make changes to the rate of deduction from his or her Annualized Base Pay, on not more than one occasion during an Offering, by completing a new Authorization on the form provided by the Company and filing it with the Company’s Chief Financial Officer or his or her designee as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization only once during any Offering.

6.	Granting of Option.

(a)

For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the “Option”), on the applicable Offering Commencement Date, to purchase a number of shares of Common Stock equal to an amount determined as follows: the purchase price of a share of the Common Stock determined in accordance in subparagraph (b) below shall be divided into an amount equal to the Authorization the Employee has filed with the Company’s payroll department; provided that the maximum number of shares of Common Stock subject to each Option is 3,000 shares, subject to Paragraph 16. For all purposes of the Plan, the market value of the Company’s Common Stock shall be determined as provided in subparagraph (b) below.

(b)	The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the “Option Exercise Price”) shall be the lower of:

(i)	85% of the last sale price of the Common Stock on the Nasdaq Stock Market (or on such other national securities exchange or national market system on which the Common Stock is then traded) as reported in The Wall Street Journal or such other source the Committee determines, on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

(ii)	85% of the last sale price of Common Stock on the Nasdaq Stock Market (or on such other national securities exchange or national market system on which the Common Stock is then traded) as reported in The Wall Street Journal or such other source the Committee determines, on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

7.	Exercise of Options.

With respect to each Offering during the term of the Plan:

7.1	Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 7.2 and 9, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (subject to the eligibility restrictions outlined in Paragraph 3, and any excess in his or her account at that time will be returned to him or her, without interest.

7.2	By written notice to the Chief Financial Officer of the Company or his or her designee at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time.

7.3	Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be returned to an employee without interest following the termination of an Offering.

8.	Delivery.

After the Offering Termination Date of each Offering, the Company will deliver to each participant the shares of Common Stock purchased upon the exercise of such participant’s Option.

9.	Withdrawal.

9.1	As indicated in Paragraph 7.2, a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Chief Financial Officer or his or her designee. All of the participant’s payroll deductions credited to his or her account will be paid to the participant after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an Employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 7.2, to withdraw such deductions.

9.2	A participant’s withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

9.3	Upon termination of the participant’s employment for any reason, including retirement, death or disability, while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, without interest or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 13.

10.	Interest.

At the Company’s discretion, interest may be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee.

11.	Stock.

11.1	The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 2,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16. If the total number of shares for which Options are to be exercised in accordance with Paragraph 7 exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her, without interest.

11.2	The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

11.3	Common Stock to be delivered to a participant under the Plan will be issued in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

12.	Administration.

The Plan shall be administered by the committee appointed by the Board of Directors of the Company to administer the Plan (the committee so designated by the Board of Directors shall hereinafter be referred to as the “Committee”). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of the Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Such rules may include, without limitation, restrictions on the frequency of changes in withholding rates. Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board of Directors of the Company.

13.	Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company’s payroll department. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant’s death, (of a beneficiary validly designated by the participant under the Plan), the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death (or which is in existence at such time in the case of beneficiaries that are entities), the

Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such stock and/or cash to the spouse (or domestic partner) of the participant, or if no spouse or domestic partner is known to the Company, then the Company may deliver such stock and/or cash to the heirs at law of the participant determined in accordance with the laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the Sate of New York. No beneficiary shall prior to the death of the participant by whom he or she has been designated acquire any interest in the stock or cash credited to the participant’s account maintained by the Company under the Plan.

14.	Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 9.

15.	Use of Funds.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

16.	Effects of Changes of Common Stock.

In the event of any changes of outstanding shares of the Common Stock by reason of reorganizations, stock dividends, spin-offs, stock splits, split-ups, subdivisions, combinations and exchanges of shares, recapitalizations, mergers, consolidations, other changes in the corporate structure of the Company, and the like, the aggregate number of and class of shares available under the Plan, the maximum number of shares subject to each Option, and Option Exercise Price per share and other terms of the Plan shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

17.	Amendment or Termination.

17.1	The Board of Directors of the Company may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions (“Rule 16b-3”), or (iii) under any applicable listing requirements, the Board of Directors may not effect such modification or amendment without such approval.

17.2	The termination or any modification or amendment of the Plan or an Offering shall not, without the consent of a participant, affect his or her rights under an Option previously granted to him or her. Notwithstanding the foregoing, if the Board of Directors determines that the termination of the Plan or the Offering then in progress is in the best interests of the Company and its shareholders, the Board of Directors may terminate the Plan or the Offering then in progress by (i) establishing a new Offering Termination Date with respect to the Offering then in progress or (ii) refunding the accumulated payroll deductions of each participant in the Offering then in progress. The Board of Directors shall also have the right to amend or modify the terms and provisions of the Plan and of any Options previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and Rule 16b-3. The Board of Directors shall have the right to modify the terms of any future Option to be granted under the Plan, without the consent of any participant, including but not limited to the Option Exercise Price, the number of shares subject to Options, and the timing and duration of any Offering.

18.	Notices.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company’s Chief Financial Officer or his or her designee.

19.	Merger or Consolidation.

If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date (or accelerated Offering Termination Date as provided below) upon the automatic exercise of such Option under Paragraph 7 (unless previously withdrawn pursuant to Paragraph 9) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 16 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property; provided, however, that the Board of Directors may in the event of such merger or consolidation accelerate the Offering Termination Date then in effect and all participants shall purchase shares under the Plan at such accelerated Offering Termination Date and the Plan shall terminate upon such purchase of shares unless the Board of Directors determines otherwise. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants’ accounts shall be returned to them, with interest as determined by the Committee prior to each Offering Commencement Date; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

20.	Approval of Shareholders and Term of Plan.

The Plan has been adopted by the Board of Directors of the Company. The Plan shall be approved by the shareholders of the Company in accordance with Section 423(b)(2) of the Code. The Plan shall expire on December 3, 2022, twenty years from the date of its initial approval by the shareholders.

21.	Registration and Qualification of the Plan Under Applicable Securities Laws.

Notwithstanding anything to the contrary herein (including Paragraphs 4 and 7 hereof), no Option shall be exercised (and no Offering shall terminate) until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws. In the event the shares shall not have been so qualified and registered prior the date an Offering is scheduled to terminate, the Offering Termination Date shall be the date upon which the registration of the shares and such other qualification shall have become effective; provided, however, that for purposes of the Plan, payroll deductions shall cease on the date the Offering was originally scheduled to terminate for the applicable Offering.

Annex B

COMVERSE TECHNOLOGY, INC.

2004 MANAGEMENT INCENTIVE PLAN

SECTION 1. Purpose.

The purpose of the Comverse Technology, Inc. 2004 Management Incentive Plan is to promote and advance the interests of Comverse Technology, Inc. (the “Company”) and its shareholders by enabling the Company to attract, retain and reward key employees of the Company and its Affiliates, and to qualify incentive compensation paid to such persons as “performance-based compensation” within the meaning of Section 162(m) of the Code.

SECTION 2. Definitions.

The terms below shall have the following meanings:

A.	“Affiliate” means (i) any entity that is controlled by the Company, whether directly or indirectly, and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

B.	“Annual Base Salary” means the participant’s rate of annual salary as of the last January 1st occurring during the Performance Period.

C.	“Board” means the Board of Directors of the Company.

D.	“Code” means the Internal Revenue Code of 1986, as amended.

E.	“Committee” means the committee appointed by the Board to administer the Plan as provided herein which committee shall be comprised, unless otherwise determined by the Board of Directors solely of not less than two members who shall be “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

F.	“Company” means Comverse Technology, Inc., a New York corporation, and its successors and assigns.

G.	“Incentive Payment” means, with respect to each Participant, the amount he or she may receive for the applicable Performance Period as established by the Committee pursuant to the provisions of the Plan.

H.	“1934” Act means the Securities Exchange Act of 1934, as amended.

I.	“Participant” means any employee of the Company or an Affiliate who is designated by the Committee as eligible to receive an Incentive Payment under the Plan.

J.	“Performance Goals” means (i) net income (before or after taxes), (ii) operating income, (iii) revenues, (iv) earnings per share, (v) return measures (including, but not limited to, return on assets, equity or sales), (vi) cash flow (including, but not limited to, operating cash flow and free cash flow), (vii) earnings before or after taxes, interest, depreciation and/or amortization, or (viii) gross margins. At the discretion of the Committee exercised at the time of the selection of an applicable Performance Goal, Performance Goals may be measured on a pro forma basis or under generally accepted accounting principles (GAAP). Performance Goals may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period at the time of the selection of an applicable Performance Goal. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally. Such Performance Goals may cover such Performance Period as may be specified by the Committee.

K.	“Performance Period” means, with respect to any Incentive Payment, the period, not to be less than 12 months, specified by the Committee, including but not limited to, for a one-year performance period, the Company’s fiscal year.

L.	“Performance Targets” mean the specific measures which must be satisfied in connection with any Performance Goal prior to a Participant’s receipt of any Incentive Payment.

M.	“Plan” means the Comverse Technology, Inc. 2004 Management Incentive Plan.

SECTION 3. Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have exclusive authority to interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable in connection with the administration of the Plan, including, but not limited to, determinations relating to eligibility, whether to make Incentive Payments with respect to Performance Targets which have been achieved, the terms of any such payments, the time or times at which Performance Goals are established, the Performance Periods to which Incentive Payments relate, and the actual dollar amount of any Incentive Payment. The determinations of the Committee pursuant to this authority shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any Participant.

The Committee may, in its discretion, delegate all or a portion of its administrative duties under the Plan to the Chief Executive Officer of the Company to act on its behalf, except with respect to matters relating to such Chief Executive Officer or which are required to be certified by a majority of the Committee under the Plan; provided, however, that no delegation shall be made regarding the selection of Participants, the amount and timing of any Incentive Payments or the objectives and conditions pertaining thereto.

SECTION 4. Establishment of Performance Goals and Incentive Payments.

A.	Establishment of Performance Goals. Not later than 90 days after the commencement of an applicable Performance Period, the Committee shall, in its sole discretion, for each such Performance Period, determine and establish in writing the following:

1.	The Participants for such Performance Period;

2.	The Performance Goals applicable to such Performance Period; and

3.	The Performance Targets for such Performance Period and, in terms of an objective formula or standard, the method of computing the amount of Incentive Payments payable to the applicable Participant if such Performance Target is achieved.

After a Performance Target has been set, the Committee shall not revise such Performance Target and after the method of computing the amount of Incentive Payments payable to a Participant if such Performance Target is achieved has been determined, the Committee shall not increase the amount of such Incentive Payments.

B.	Certification and Payment. After the end of each Performance Period, the Committee shall:

1.	Certify in writing, by resolution of the Committee or other appropriate action, prior to the payment of any Incentive Payment, that the level of attainment of the Performance Goals for the Performance Period has been accurately determined in accordance with the provisions of the Plan;

2.	Determine the total amount available for Incentive Payments based on the relative level of attainment of such Performance Goals;

3.	In its sole discretion, reduce the size of, or eliminate, the total amount available for Incentive Payments for the Performance Period; and

4.	In its sole discretion, determine the share, if any, of the available amount to be paid to each Participant as that Participant’s Incentive Payment, and authorize payment of such amount. The Committee shall not be authorized to increase the amount of the Incentive Payment payable to any Participant for any Performance Period determined with respect to any such Participant by reference to the applicable Performance Targets.

C.	Other Applicable Rules.

1.	Unless otherwise determined by the Committee or otherwise required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company or an Affiliate as of the date of payment; provided, however, in the event of the Participant’s (i) retirement in accordance with the policies of the Company or Affiliate which employs the Participant, (ii) death, or (iii) disability (within the meaning of such term as set forth in the Long-Term Disability Plan of Comverse Technology, Inc. or its successor, the provisions of which are incorporated herein by reference, or as the Committee shall determine based on information provided to it), to the extent that the applicable Performance Target is achieved the Company shall pay the Participant an Incentive Payment for the applicable Performance Period, which Incentive Payment shall be prorated based on the number of months the Participant was employed by the Company or an Affiliate during the applicable Performance Period, in which the Participant’s retirement, death or disability occurred. Such payment shall be made at the end of the Performance Period during which the Participant retired, died or became disabled in the normal course of payments made to all other participants.

2.	Incentive Payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Company’s payroll practices as from time-to-time in effect.

3.	The maximum amount which may become payable to any Participant in any calendar year as an Incentive Payment with respect to all Performance Periods completed during such calendar year shall be the lesser of (i) 250% of such Participant’s Annual Base Salary, or (ii) $2,000,000.

4.	Incentive Payments calculated by reference to any Performance Periods shall be payable in cash. Incentive Payments shall be made as soon as practical after the completion of the Performance Period. Notwithstanding anything in this Section 4(C)(4) to the contrary, if a Participant elects to defer receipt of all or any portion of an Incentive Payment under the provisions of any deferred compensation plan maintained by the Company, the provisions in this Plan (including the Provisions of this Section 4(C)(4)) regarding the timing of Incentive Payments shall cease to apply to such deferred amounts and the provisions of the applicable deferred compensation plan shall govern the timing and form of payment of such deferred amounts, subject to compliance with Section 162(m) of the Code and the regulations thereunder which shall supercede the terms of any deferred compensation plan to the extent necessary to comply with Section 162(m) of the Code and the regulations thereunder.

5.	A Participant shall have the right to defer any or all of any Incentive Payment as permitted under the provisions of any deferred compensation plan maintained by the Company. The Committee, in its sole discretion, may impose limitations on the percentage or dollar amount of any Participant election to defer any Incentive Payment and may impose rules prohibiting the deferral of less than 100% of any Incentive Payment.

6.	Until paid to a Participant, awards shall not be subject to the claims of creditors of such Participant and may not be assigned, alienated, transferred or encumbered in any way by the Participant other than by will or pursuant to laws of intestacy.

SECTION 5. Amendment or Termination.

The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of any Participant. Any such action may be taken without the approval of the Company’s shareholders unless shareholder approval is required by applicable law. Termination of the Plan shall not affect any Incentive Payments earned prior to, but payable on or after, the date of termination, and any such payments shall continue to be subject to the terms of the Plan notwithstanding its termination. No opportunities to receive Incentive Payments shall be granted pursuant to the Plan after the day prior to the date of the first meeting of the shareholders of the Company which occurs in 2008. Unless the shareholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective that would: (i) increase the maximum amount which can become payable to any Participant during any calendar year under the Plan; (ii) change the types of business criteria on which Performance Targets are to be based under the Plan or (iii) modify the requirements as to eligibility for participation in the Plan.

SECTION 6. Effective Date of the Plan.

This Comverse Technology, Inc. 2004 Management Incentive Plan, effective as of December 16, 2003 (subject to approval of the shareholders of the Company on December 16, 2003), and thereafter shall remain in effect until terminated in accordance with Section 5 hereof.

SECTION 7. General Provisions.

A.	The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company or any Affiliate, except as expressly provided in the Plan.

B.	The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Company, or any Affiliate, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Company or any Affiliate.

C.	Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

D.	The Plan shall be governed, construed and administered in accordance with the laws of the State of New York except to the extent such laws may be superseded by federal law.

E.	This Plan is intended to comply in all aspects with applicable law and regulation, including Section 162(m) of the Code. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws including, without limitation, Code Section 162(m), so as to carry out the intent of this Plan.

F.	The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payments under the Plan.

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COMVERSE TECHNOLOGY, INC

170 Crossways Park Drive

Woodbury, New York 11797

Proxy for Annual Meeting of Shareholders on December 16, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COMVERSE TECHNOLOGY, INC.

The undersigned having received the Notice of Meeting and Proxy Statement of Comverse Technology, Inc. (the “Company”), dated October 31, 2003, and Annual Report for the fiscal year ended January 31, 2003, hereby appoints and constitutes Kobi Alexander, David Kreinberg and William Sorin, and each of them, proxies with full power of substitution to vote for the undersigned at the Company’s Annual Meeting of Shareholders to be held on December 16, 2003, and at any adjournments thereof (the “Annual Meeting”), as follows and in their discretion upon any other matters that may properly come before the Annual Meeting:

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF

COMVERSE TECHNOLOGY, INC

December 16, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	Amendment of the Company’s 2002 Employee Stock Purchase Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	1—Kobi Alexander
		2—Raz Alon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	3—Itsik Danziger 4—John H. Friedman	3.	Adoption and approval of the Company’s 2004 Management Incentive Plan.	☐	☐	☐
		5—Ron Hiram
☐	FOR ALL EXCEPT	6—Sam Oolie
	(See instructions below)	7—William F. Sorin	4.	Ratification of the engagement of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending January 31, 2004.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any one or more nominee, mark “FOR ALL EXCEPT” and write the number(s) corresponding to the nominee(s) on the line below.			The Board of Directors recommends a vote FOR items 1, 2, 3 and 4.
			If no direction is made, this proxy will be voted FOR all management nominees listed and FOR Proposals 2 (Amendment of the Company’s 2002 Employee Stock Purchase Plan), 3 (Adoption and approval of the Company’s 2004 Management Incentive Plan) and 4 (Ratification of Deloitte & Touche LLP as independent auditors).

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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